UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

OTELCO INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 6, 2020
Dear Stockholders:
It is my pleasure to invite you to Otelco Inc.’s 2020 Annual Meeting of Stockholders. We will hold this meeting on Thursday, May 14, 2020, at 11:00 a.m. local time, in the Composing Room at The Press Hotel, 119 Exchange Street, Portland, Maine 04101. At this meeting, you will vote: (i) to elect six directors named in the enclosed proxy statement; (ii) to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm; and (iii) to approve, on an advisory basis, our named executive officer compensation.
Enclosed, you will find a notice of meeting and proxy statement that contains further information about the agenda items and the meeting, a copy of our 2019 Annual Report and a proxy card.
Your vote is important to us and our business. I encourage you to complete, date, sign and return the proxy card in order for your shares to be represented and voted at the meeting. Brokers, banks and other nominees are not allowed to vote your shares on any matters, other than the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm, in the event that you do not complete the proxy card or vote by one of the other available alternatives. It is important that your voice be heard on all items coming before this meeting.
Sincerely,
Stephen P. McCall
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 14, 2020
To the holders of Otelco Inc. shares:
The annual meeting of the stockholders of Otelco Inc. will be held on Thursday, May 14, 2020, at 11:00 a.m. local time, in the Composing Room at The Press Hotel, 119 Exchange Street, Portland, Maine 04101. The purposes of the meeting are to:
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Elect six directors named in the enclosed proxy statement to serve until the annual meeting of stockholders to be held in 2021;

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Ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020;

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Approve, on an advisory basis, our named executive officer compensation; and

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Transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record as of the close of business on March 16, 2020, are entitled to vote at the meeting. You are cordially invited to attend the meeting in person. If your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card or vote by one of the other available alternatives as promptly as possible in order to ensure your representation at the meeting.
IMPORTANT
Whether or not you expect to attend the meeting in person, we urge you to complete, date, sign and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy card will not prevent you from voting your shares in person at the meeting if you desire to do so, as your proxy card is revocable at your option. Please remember, your broker, bank or other nominee cannot vote your shares for the election of directors or the approval, on an advisory basis, of our named executive officer compensation if you do not complete and return the proxy card or vote by one of the other available alternatives. However, brokers, banks and other nominees will have discretion to vote uninstructed shares on the ratification of BDO USA, LLP as our Independent Registered Public Accounting Firm.
By Order of the Board of Directors,
Curtis L. Garner, Jr.
Secretary
April 6, 2020
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 14, 2020 — Our proxy statement, proxy card and 2019 Annual Report are available on our website at www.Otelco.com under the heading “Investors — SEC Filings.”

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PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Otelco Inc. (the “Board”) of proxies to be voted at our annual meeting of stockholders, to be held on May 14, 2020, and at any meeting following postponement or adjournment of such annual meeting (the “Annual Meeting”).
Unless the context requires otherwise, references in this proxy statement to “Otelco,” the “Company,” “we,” “us” or “our” refer to Otelco Inc. and its consolidated subsidiaries.
You are invited to attend the Annual Meeting, which will begin at 11:00 a.m. local time on Thursday, May 14, 2020, in the Composing Room at The Press Hotel, 119 Exchange Street, Portland, Maine 04101. If you plan to vote your shares in person at the Annual Meeting and your shares are held in “street name” —  in an account with a bank, broker or other nominee — you must obtain a proxy issued in your name from such broker, bank or other nominee.
You can vote your shares by completing, dating, signing and returning the enclosed proxy card or, if you hold shares in “street name,” the voting form provided by your broker, bank or other nominee. A returned signed proxy card without an indication of how your shares should be voted will be voted: FOR the election of all nominees for director as set forth under Proposal 1; FOR the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm under Proposal 2; FOR the approval, on an advisory basis, of the compensation of Otelco’s named executive officers under Proposal 3; and, with respect to any other matters which may properly come before the Annual Meeting, at the discretion of the proxy holders.
A quorum is required to hold the Annual Meeting. A quorum will be present if at least a majority of the shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. Our by-laws do not allow for cumulative voting. The six nominees for director who receive the most votes will be elected as directors. The vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm. The results of the advisory vote on executive compensation will be considered by the compensation committee of the Board.
This proxy statement and our 2019 Annual Report, along with the enclosed proxy card, are first being given or sent to stockholders on or about April 6, 2020.
We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the Annual Meeting website at www.Otelco.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why did I receive this proxy statement?
The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on March 16, 2020, and, as such, you are entitled to vote at the Annual Meeting.
This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Who can vote at the Annual Meeting?
The record date for the Annual Meeting is March 16, 2020. As such, only stockholders of record at the close of business on March 16, 2020, will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on March 16, 2020, your shares were registered directly in your name with our transfer agent, EQ Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or you may vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to complete, sign and date your proxy card and return the proxy card in the postage-paid envelope provided.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If at the close of business on March 16, 2020, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by such brokerage firm, bank, dealer or other similar organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote your shares for the election of directors or the approval, on an advisory basis, of the compensation of Otelco’s named executive officers if you do not complete and return the proxy card or vote by one of the other available alternatives. However, banks, brokers and other nominees will have discretion to vote uninstructed shares on the ratification of the appointment of BDO USA, LLP as our Independent Registered Accounting Firm. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.
What proposals will be voted on at the Annual Meeting?
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The election of six directors to serve until the annual meeting of stockholders to be held in 2021;

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The ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020; and

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The approval, on an advisory basis, of the compensation of Otelco’s named executive officers.

The Board recommends that you vote FOR each of the nominees to the Board; FOR the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm; and FOR the approval, on an advisory basis, of the compensation of Otelco’s named executive officers.
What different methods can I use to vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting vote by using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote by proxy, simply complete, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete, sign and date your proxy card and return it in the postage-paid envelope provided to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee.
Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy card. Your broker, bank or other nominee cannot vote your shares for the election of directors or the approval, on an advisory basis, of the compensation of Otelco’s named executive officers if you do not complete and return the proxy card or vote by one of the other available alternatives. However, brokers, banks and other nominees will have discretion to vote uninstructed shares on the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm.
How can I revoke my proxy?
You can revoke your proxy prior to the completion of voting at the Annual Meeting by giving written notice of your revocation to the Secretary of the Company at 505 Third Avenue East, Oneonta, Alabama 35121, Attention: Curtis L. Garner, Jr., Secretary; by delivering a later-dated proxy card; or by voting in person at the Annual Meeting.
Who will count the votes?
An independent representative of EQ Shareowner Services will tabulate the votes and a representative from Corporate Communications will be the independent inspector of elections to certify the results.
How many shares are outstanding?
As of the close of business on March 16, 2020, the record date for the Annual Meeting, there were 3,421,794 shares outstanding and entitled to vote at the Annual Meeting. Each share outstanding as of the close of business on the record date is entitled to one vote at the Annual Meeting.
What is the quorum requirement?
A quorum is required to hold the Annual Meeting. A quorum will be present if at least a majority of the shares entitled to vote, or 1,710,898 shares, are represented by stockholders present in person at the Annual Meeting or by proxy.
Abstentions will be counted as “shares present” at the Annual Meeting for the purpose of determining whether a quorum exists. However, abstentions will not affect the outcome of any proposal to be voted on at the Annual Meeting, other than the proposal to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm. Proxies submitted by brokers, banks or other nominees that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are also considered “shares present,” but will not affect the outcome of any proposal to be voted on at the Annual Meeting, other than the proposal to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm.

How many votes are needed to approve each proposal?
For the election of six directors, the six nominees for director with the most FOR votes among votes properly cast will be elected as directors. WITHHELD votes and broker non-votes will have no effect on the election of the director nominees.
For the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm, the majority of the shares present in person or by proxy at the Annual Meeting must vote FOR the proposal. Abstentions and broker non-votes will be counted as “shares present” at the Annual Meeting and will therefore have the effect of a vote AGAINST the proposal.
The results of the advisory vote on executive compensation will be considered by the compensation committee of the Board.
When are stockholder proposals due for the annual meeting of stockholders to be held in 2021?
In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to the Secretary of the Company, Curtis L. Garner, Jr., at Otelco Inc., 505 Third Avenue East, Oneonta, Alabama 35121 and be received by no later than December 7, 2020. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting of stockholders, written notice must be received by us no later than February 13, 2021, and no earlier than January 14, 2021, and shall contain the information required by our by-laws. You may contact Curtis L. Garner, Jr. at the above described address for a copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates.
How much will this proxy solicitation cost?
We bear all of the expenses incurred in connection with the solicitation of proxies, including costs incurred by brokers, fiduciaries and custodians in forwarding proxy materials to beneficial owners of shares held in their name. Officers or other employees of the Company may, without additional compensation, solicit proxies in person or by telephone. We expect the total costs of this proxy solicitation to be approximately $30,000.
Does the Company have a policy about directors’ attendance at annual meetings of stockholders?
We do not have a policy about directors’ attendance at annual meetings of stockholders. All eight directors attended last year’s annual meeting of stockholders. We anticipate that a majority of our directors will attend the Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting and noted on our website at www.Otelco.com.
How do I obtain more information about Otelco?
A copy of our 2019 Annual Report accompanies this proxy statement. All stockholders, including beneficial owners of shares, may obtain, free of charge, a copy of that document, our Annual Report on Form 10-K for the year ended December 31, 2019, our code of ethics and the charters for our audit, compensation and nominating and corporate governance committees by writing to the Secretary of the Company, Curtis L. Garner, Jr., at Otelco Inc., 505 Third Avenue East, Oneonta, Alabama 35121. These documents, as well as other information about Otelco, are also available on the Investors section of our website at www.Otelco.com.
Where are the Company’s principal executive offices?
Our principal executive offices are located at 505 Third Avenue East, Oneonta, Alabama 35121.

GOVERNANCE OF THE COMPANY
The Board has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee. All three committees are comprised solely of independent directors. The Board increased from seven to eight directors coincident with the 2019 annual meeting of stockholders on May 9, 2019. The Board will decrease from eight to six directors at the 2020 annual meeting of stockholders on May 14, 2020. During 2019, the Board held a total of ten meetings. The Board also held nine working sessions with management during 2019. During 2019, the audit, compensation and nominating and corporate governance committees held six meetings, four meetings and six meetings, respectively. Each director attended at least 75% of the aggregate of all meetings of the Board and committees thereof on which such director served during 2019. The Board and committees held executive sessions without management present as required in the conduct of regular business. Our code of ethics, corporate governance policies and the charters of each committee of the Board may be viewed on our website at www.Otelco.com. The nominating and corporate governance committee recommended, and the Board approved, the membership of the committees noted below.
Ultimate responsibility for risk oversight lies with the Board and the audit committee. The audit committee and management have a broad-based enterprise risk management process to evaluate a spectrum of risks and the magnitude, likeliness and our preparedness in each area. The audit committee provides oversight of the process and the Board regularly discusses the various risks to our business with senior management, including risks related to, among other things, cyber security, acquisitions, change in the telecommunication industry, our strategic plans, financing and financial covenants. Risks related to financial disclosure and accounting controls are handled initially by the audit committee.
Stephen P. McCall serves as Chairman of the Board. The Board believes that the non-executive Chairman’s role allows management, including our President and Chief Executive Officer, to focus on operating the business while Mr. McCall oversees and manages the Board and its functions.
Audit Committee — Brian A. Ross, Gary L. Sugarman, Howard J. Haug (chair).
The principal duties and responsibilities of our audit committee (all of the members of which are independent directors under the Nasdaq Stock Market’s listing rules) are to monitor our financial reporting process and internal control system; to appoint and replace our independent outside auditors from time to time, determine the compensation of our independent outside auditors and other terms of engagement and oversee their work; to oversee and evaluate the enterprise risk management process; and to oversee our compliance with legal, ethical and regulatory matters. The audit committee has the power to investigate any matter it deems necessary or appropriate to enable it to carry out its duties. It also has the authority to retain counsel and advisors as it deems necessary or appropriate to carry out its duties. The audit committee operates under a charter, which is available on our website at www.Otelco.com. The audit committee recommends that stockholders vote FOR the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.
The Board has determined that Howard J. Haug and Brian A. Ross qualify as audit committee financial experts.
Compensation Committee — Stephen P. McCall, Brian A. Ross, Norman C. Frost (chair).
The principal duties and responsibilities of our compensation committee (all of the members of which are independent directors under the Nasdaq Stock Market’s listing rules) are to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and to consider appropriate disclosure relating to these matters; to administer the operation of our compensation plans; to review and approve the compensation of our Chief Executive Officer and our other executive officers; and to provide oversight concerning selection of officers, management of succession planning, performance of individual executives and related matters. The compensation committee has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The compensation committee operates under a charter, which is available on our website at www.Otelco.com. The compensation committee recommends that stockholders vote FOR the approval, on an advisory basis, of the compensation of Otelco’s named executive officers.

Nominating and Corporate Governance Committee — Norman C. Frost, Howard J. Haug, Gary L. Sugarman (chair).
The principal duties and responsibilities of our nominating and corporate governance committee (all of the members of which are independent directors under the Nasdaq Stock Market’s listing rules) are to establish criteria for Board and committee membership; to recommend to the Board nominees for election to the Board and for membership on committees of the Board; to make recommendations regarding proposals submitted by our stockholders; and to make recommendations to the Board regarding corporate governance matters and practices. The nominating and corporate governance committee operates under a charter, which is available on our website at www.Otelco.com. The nominating and corporate governance committee recommends that stockholders vote FOR the election of the six director nominees named in this proxy statement.
Minimum Qualifications and Desirable Attributes for Director Nominees
The nominating and corporate governance committee has established the following minimum qualifications and desirable attributes for evaluating all director nominees:
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Reputation for integrity, strong moral character and adherence to high ethical standards;

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Demonstrated business acumen and experience and ability to exercise sound business judgments and common sense in matters that relate to the current and long-term objectives of the Company;

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Ability to read and understand basic financial statements and other financial information pertaining to the Company;

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Commitment to understand the Company and its business, industry and strategic objectives;

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Commitment and ability to regularly attend and participate in meetings of the Board and stockholders, the number of other companies’ board of directors on which the candidate serves and the ability to generally fulfill all responsibilities as a director of the Company;

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Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group;

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Good health and ability to serve;

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For prospective non-employee directors, independence under Securities and Exchange Commission and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director; and

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Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration
The nominating and corporate governance committee will also consider the following factors in connection with its evaluation of each director nominee:
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Although the Board has no formal policy regarding diversity, the nominating and corporate governance committee will consider whether the director nominee will foster a diversity of skills and experiences, including considering, to the extent self-identified by the director nominee, the director nominee’s race, gender, ethnicity, religion, nationality, disability, sexual orientation, cultural background, diverse work experience, military service and socio-economic and demographic characteristics;

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For potential audit committee members, whether the nominee possesses the requisite education, training and experience to qualify as financially sophisticated or as an audit committee financial expert under applicable Securities and Exchange Commission and stock exchange rules;

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For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; and

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Composition of the Board and whether the prospective director nominee will add to or complement the Board’s existing strengths.

Process for Identifying, Evaluating and Recommending Nominees
The nominating and corporate governance committee initiates the process of identifying, evaluating and recommending director nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the nominating and corporate governance committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).
Outside Advisors.   The nominating and corporate governance committee may engage a third-party search firm or other advisors to assist in identifying director nominees.
Stockholder Suggestions for Director Nominees.   The nominating and corporate governance committee will consider suggestions of director nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the written materials set forth below to the Company addressed to the chairman of the nominating and corporate governance committee at Otelco Inc., 505 Third Avenue East, Oneonta, Alabama 35121, Attention: Chairman of Nominating and Corporate Governance Committee. To be timely, the materials must be submitted within the time permitted in our by-laws for submission of a stockholder proposal for inclusion in our proxy statement for the subject annual meeting.
The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholder(s) making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials and intends to appear in person or by proxy at the annual meeting to propose such nomination; (4) a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the proposed nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposed nomination; and (5) any other information that we may reasonably require to determine the eligibility of such proposed nominee to serve as a director.
The nominating and corporate governance committee will evaluate a director nominee suggested by any stockholder in the same manner and against the same criteria as any other director nominee identified by the nominating and corporate governance committee from any other source.
Nomination of Incumbent Directors.   The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria set forth above. For incumbent directors standing for re-election, the nominating and corporate governance committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation and overall contribution to the Company, feedback from peer evaluations, the number of other company boards on which the individual serves, the composition of the Board at that time and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.
Management Directors.   The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors are independent under applicable Securities and Exchange Commission and stock exchange rules.
After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by the chairman of the nominating and corporate governance committee and at least one other member of such committee.
Upon completion of the above procedures, the nominating and corporate governance committee will determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting of stockholders.

The Board will then select the slate of nominees only from candidates identified, screened and approved by the nominating and corporate governance committee.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
The Board has a process for stockholders to communicate with it. For more information, please see the Investors section of our website at www.Otelco.com. Other information contained on our website does not constitute a part of this proxy statement.

REPORT OF THE AUDIT COMMITTEE
The audit committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, the financial reporting process and the preparation of the Company’s consolidated financial statements. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion on the Company’s consolidated financial statements.
In this context, the audit committee has met and held discussions with management and BDO USA, LLP, the Company’s Independent Registered Public Accounting Firm, with and without management present, on at least a quarterly basis. Management represented to the audit committee that the Company’s audited consolidated financial statements and its unaudited quarterly condensed consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Registered Public Accounting Firm. The audit committee meets with management and the Independent Registered Public Accounting Firm together and individually, as required, at each regular quarterly meeting. The audit committee discussed with the Independent Registered Public Accounting Firm all communications required by applicable PCAOB and Securities and Exchange Commission standards.
During 2019, the audit committee reviewed management’s documentation for maintaining adequate internal controls over financial reporting to meet continuing compliance requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Management utilizes the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework (2013). Based upon its assessment, management concluded that, as of December 31, 2019, the Company’s internal controls and procedures were effective based upon these criteria.
In addition, the audit committee has discussed with representatives of the Independent Registered Public Accounting Firm the Independent Registered Public Accounting Firm’s independence from the Company and its management, and has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the 2019 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.
The audit committee reviewed and approved the engagement proposals from BDO USA, LLP for the 2019 quarterly reviews and annual audit of the Company’s consolidated financial statements and for review and filing of the Company’s federal and state income taxes and from Barfield, Murphy, Shank and Smith, LLC for 2018 federal and state income tax preparation, tax consulting services and the 2018 audit of our 401(k) plan in advance of the provision of those services.
THE AUDIT COMMITTEE
Howard J. Haug, Chairman
Brian A. Ross
Gary L. Sugarman

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information regarding the beneficial ownership of shares by:
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each person who is known by us to beneficially own more than 5% of our shares;

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each member of our Board;

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each nominee to become a member of our Board;

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our Chief Executive Officer;

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each of our two other most highly compensated executive officers for the year ended December 31, 2019; and

•
all members of our Board and our executive officers as a group.

The amounts and percentages of shares beneficially owned are reported as of March 16, 2020, which is the record date for the Annual Meeting, on the basis of Securities and Exchange Commission regulations governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities that he, she or it has a right to acquire within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which that person has no economic interest.
Except as indicated in the footnotes to the following table, each person has sole voting and investment power with respect to all shares attributable to such person.
	Shares Beneficially Owned
Name	Number	%(6)
Ira Sochet(1)	1,696,391	49.6
Richard A. Clark(2)	10,000	*
Barbara M. Dondiego-Stewart	851	*
Norman C. Frost	8,174	*
Curtis L. Garner, Jr.(3)	37,151	1.1
Howard J. Haug(4)	8,140	*
Dayton R. Judd(5)	90,361	2.6
Stephen P. McCall	9,893	*
Brian A. Ross	11,559	*
Robert J. Souza	64,820	1.9
Gary L. Sugarman	7,169	*
All directors and executive officers as a group (12 persons)(2)(3)(4)(5)	266,480	7.8

*
Less than 1%

(1)
Based on an amendment to Schedule 13D filed on March 6, 2020 with Securities and Exchange Commission by Ira Sochet. As stated in the amendment to Schedule 13D, these shares include shares held in an IRA account and shares held by Ira Sochet Trust, over which Mr. Sochet has voting and dispositive control, and shares held by Sochet & Company, Inc., an entity owned and controlled by Mr. Sochet. Mr. Sochet’s address is 121 14th Street, Belleair Beach, Florida 33786.

(2)
Includes 10,000 shares issuable upon the exercise of options, which vested on October 15, 2019, but does not include the remainder of the option to purchase up to 50,000 shares, which options vest in five equal annual installments beginning on October 15, 2019. Does not include an option to purchase up to 50,000 shares, which option vests in five equal annual installments beginning on January 2, 2021.

(3)
Includes 328 shares held by Uniform Gifts to Minors Act accounts for the benefit of Mr. Garner’s grandchildren. Mr. Garner is the custodian of such accounts. Mr. Garner disclaims beneficial ownership of these shares. In addition, also includes 2,719 shares which Mr. Garner owns jointly with his spouse.

(4)
Includes 10 shares held by Mr. Haug’s wife.

(5)
Includes 87,501 shares held by Sudbury Capital Management, of which Mr. Judd is a managing partner and founder.

(6)
The percentage of class ownership was determined by dividing the number of shares shown in the table by 3,431,794, which is the number of outstanding shares on March 16, 2020, plus any shares that our directors, executive officers and 10% holders have a right to acquire within 60 days. As of March 16, 2020, (a) there was a total of 3,421,794 shares outstanding, (b) Mr. Sochet beneficially owned 49.6% of those outstanding shares, (c) Mr. Judd beneficially owned 2.6% of those outstanding shares, (d) Mr. Souza beneficially owned 1.9% of those outstanding shares, (e) Mr. Garner beneficially owned 1.1% of those outstanding shares, (f) each of the other members of our Board beneficially owned less than 1.0% of those outstanding shares and (g) all members of our Board and our executive officers, as a group, beneficially owned 7.8% of those outstanding shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our shares to file reports regarding their ownership and changes in ownership of our shares with the Securities and Exchange Commission. We believe that, during 2019, our directors, executive officers and 10% holders complied with all Section 16(a) filing requirements, with the exception that, on January 3, 2019, Mr. Sochet filed a late Form 4 reporting a purchase of 935 shares on December 27, 2018.
In making the statements set forth in this section, we have relied solely upon an examination of the Forms 3, 4 and 5, and amendments thereto, furnished to us and the written representations of our directors, executive officers and 10% holders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2019, the members of our compensation committee were Messrs. Brian A. Ross, Stephen P. McCall and Norman C. Frost (chair). None of Messrs. Frost, McCall or Ross has ever been an officer or employee of the Company or any of its subsidiaries and, since January 1, 2018, none of Messrs. Frost, McCall or Ross has had any other non-trivial professional, family or financial relationship with the Company or its executives, other than his directorship. For 2019, no executive officer of the Company served on the compensation committee or board of directors of any other entity that had any executive officer who also served on our compensation committee or Board.
EXECUTIVE COMPENSATION OVERVIEW
The compensation committee of the Board establishes our executive compensation policy and monitors its implementation. This includes setting total compensation levels for our Chief Executive Officer and other executive officers in line with appropriate industry information and assigned responsibilities; balancing the retention of talent and compensation cost to us; and establishing the components of executive compensation. Our compensation committee also reviews our Chief Executive Officer’s recommendations with respect to compensation for other executives before the presentation of such recommendations to the Board. The compensation committee directly employs external expert resources as required to provide supporting information for carrying out its mission. The Board approves the policies and the base and incentive compensation for the executives based on the compensation committee’s recommendations.
Compensation Philosophy
Our executive compensation philosophy is based on the principles of competitive and fair compensation for sustained performance.
Competitive and Fair Compensation
We are committed to providing an executive compensation program that helps attract and retain highly-qualified executive officers. To ensure that compensation is competitive, the compensation committee compares our compensation practices with those of other companies in our industry on a periodic basis and sets our compensation guidelines based on this review. In 2018, the compensation committee engaged Aon Hewitt to provide recommendations on appropriate peer companies engaged in similar businesses and of a comparable size to utilize Aon Hewitt’s access to industry information to provide compensation comparisons for our senior management and the Board. After reviewing Aon Hewitt’s report, the compensation committee determined that a peer group of companies including: 8x8 Inc.; Alaska Communications Systems Group Inc.; Boingo Wireless; Cogent Communications Holdings, Inc.; Daily Journal; Global Water Resources, Inc.;

Globalstar; KVH Industries; Nuvera Communications, Inc.; OOMA INC; ORBCOMM, Inc.; RGC Resources; Spok Holdings, Inc.; and York Water Co. provided the best comparison for the Company. The compensation committee determined the peer group used in 2018 was appropriate for 2019.
The compensation committee’s analysis reviewed total compensation levels for senior management positions, including: the components of base salary, incentive and bonus plans; current and long-term components; cash and non-cash compensation; and severance and change-in-control payments. From 2014 through 2016, the committee structured stock bonus targets based on the performance measures of consolidated earnings before interest, tax, depreciation and amortization (“EBITDA”), pre-consolidation revenue and net debt, and issued restricted stock units to executive management for all of their 2014, 2015 and 2016 incentive compensation. Restricted stock units granted to management vested annually over a three-year period, further encouraging management tenure. At the end of 2016, no shares remained available for new grants under the stock incentive plan that was approved at our 2014 annual meeting of stockholders (the “2014 Stock Incentive Plan”). Accordingly, although the 2017 incentive compensation targets utilized the same three criteria as in 2016, with several adjustments to performance factors, all applicable incentive compensation was paid in cash rather than restricted stock units. The compensation committee utilized the same three incentive compensation targets for 2018 performance that were used in 2017. After our stockholders approved the Otelco Inc. 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan”) at our 2018 annual meeting of stockholders (the “2018 Annual Meeting”), the compensation committee determined that one-third of 2018 incentive compensation would be paid in cash in 2019 and two-thirds of 2018 incentive compensation would be paid in restricted stock units that would vest in 2020 and 2021. The compensation committee utilized EBITDA and net debt performance measures but changed from pre-consolidation revenue to consolidated revenue as the third incentive compensation target for 2019 performance and elected to use cash compensation for the 2019 bonus plan.
The compensation committee believes compensation for our executive officers is within an acceptable range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are of reasonably comparable size. Over the past five years, executive officer base pay has remained unchanged with variable incentive compensation being used to adjust total targeted compensation. The compensation committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.
Sustained Performance
Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic business goals are met, including such factors as the introduction of new technology and services for customers, growth through acquisitions, excellent customer satisfaction, efficient utilization of capital and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our values are fostered.
Compensation Objectives
There are three primary objectives of our executive compensation program.
First, we must attract and retain highly-qualified talent to lead our operations and growth while controlling the cost associated with this leadership. Our capital structure requires us to distribute a significant percentage of our operating cash flow in the form of principal and interest on our debt. Consistent quarterly operations continue to be critical to meeting our cash requirements. A stable senior leadership team positively influences the accomplishment of these goals. The rural nature of a material portion of our Company adds complexity to this challenge.
Second, the compensation program must effectively tie pay and benefits to broad responsibilities and performance against measurable targets. Specific financial targets are set for the Company each year. The combination of base pay and incentive bonus must motivate management to take the actions necessary to meet the targets on a quarterly and annual basis, without affecting our longer-term viability.

Finally, the executive compensation program must properly incentivize the executive team to lead our business, deliver returns for our stockholders and strengthen our balance sheet.
Compensation Components
To meet these three objectives, annual compensation is currently divided into three elements for our executive officers: base salary, bonuses and employee benefits. The compensation committee determines the optimal mix of compensation components, as well as total targeted compensation. Where appropriate and necessary, these factors are incorporated in employment agreements with senior executives.
Base Salary.   Base pay is distributed on a periodic basis and recognizes the daily performance required to lead the Company. The base salary for executive officers was set using broad industry information, as well as our peer company analysis. Annual base salaries will continue to reflect appropriate market data, as well as individual performance of assigned responsibilities and changes in the scope of responsibilities. Targeted performance criteria vary for each executive officer based on his or her respective area of responsibility. Subjective performance criteria include an executive officer’s ability to recruit and retain qualified employees; manage his or her area of responsibility effectively and efficiently; interface with market and regulatory bodies in his or her jurisdiction; and collaborate with other executive officers to enhance the overall growth and success of the Company. The compensation committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria. No increase from 2019 executive officer base salary has occurred or is planned for 2020.
Bonuses.   Bonus incentives are generally paid annually and are tied to meeting established targets of consolidated EBITDA, pre-consolidation revenue (2018) or consolidated revenue (2019) and net debt. For these purposes, consolidated EBITDA is calculated using the formula set forth in our credit facility. Bonus levels as a percentage of base pay are established for each executive officer by the compensation committee based on broad industry information, as well as peer company analysis, and are approved by the Board. Achievement of these bonus levels depends upon the Company attaining the established targets. In 2019, the targeted consolidated EBITDA level was $23.3 million. In 2019, the targeted consolidated revenue level was $63.4 million. In 2019, the targeted net debt level was $63.7 million. Our Chief Executive Officer’s, President’s and Chief Financial Officer’s performance bonus potential was 57.0%, 45.0% and 41.0%, respectively, of their annual base salary in 2019, all of which was cash compensation. In 2019, performance bonus potential for other members of the executive management team was 31% of annual base salary, all of which was cash compensation. Based on predetermined performance ranges, there may not be bonus payouts or bonus payouts may vary from an aggregate of 75% to 125% of targeted bonus levels. The Company’s consolidated EBITDA performance for 2019 was 100.6% of the targeted level and bonus payments relating thereto were 100% of the targeted level. The Company’s pre-consolidation and consolidation revenue performance for 2019 was 99.0% of the targeted level and bonus payments relating thereto were 95% of the targeted level. The Company’s net debt performance for 2019 was 102.4% of its targeted level and bonus payments relating thereto were 120% of the targeted level. Bonus amounts may be adjusted downward based on a combination of corporate and individual performance characteristics as determined by our Chief Executive Officer and confirmed by the compensation committee once audited financial results are available for the previous year. In 2019, our Chief Executive Officer evaluated all senior executives’ individual contribution and provided them with feedback.
Employee Benefits.   In 2019, we provided all employees with a benefits package that included health care and life and disability insurance, with a dental and vision care option. The Company pays for the majority of individual employee coverage while the cost of family coverage is borne primarily by the employee. Employees may participate in either of two high-deductible health plan options that are provided and can enroll in a health savings account. Employees may also elect to participate in additional coverage, as well as make pre-tax contributions to a flexible savings account. In 2019, we matched 75% of employees’ contributions to a 401(k) savings plan for up to 6% of their compensation, and this remains the same in 2020. Each named executive officer currently employed by the Company also receives the use of a Company-provided vehicle.
Restatement of Results
If we restate results which materially change the performance measures used for executive compensation, appropriate adjustments would be made to executive compensation upon recommendation of the compensation committee and approval of the Board.

Compensation of Chief Executive Officer
The compensation committee believes that Mr. Souza’s annual compensation for 2019 was set at a level that is competitive with other companies in our industry, based on industry comparisons and taking into consideration the effectiveness of Mr. Souza’s leadership of the Company and our success in attaining our goals. The compensation committee believes that Mr. Clark’s annual compensation as President for 2019 was set and his annual compensation for 2020 as Chief Executive Officer is set at a level that is competitive with other companies in our industry, based on industry comparisons and taking into consideration the effectiveness of Mr. Clark’s leadership of the Company and our success in attaining our goals. The Board concurs with this view.
Anti-Hedging Policy
Our insider trading policy prohibits any director, executive officer or any other employee of the Company or any of its subsidiaries from entering into short sales or derivative transactions to hedge their economic exposure to our common stock.
Federal Tax Considerations
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. At the present time, the compensation committee believes that it is unlikely that the compensation paid to any executive officer will exceed $1 million in a taxable year. The compensation committee intends to continue to evaluate the effects of Section 162(m) and any applicable Treasury regulations and will grant compensation awards in the future in a manner consistent with our best interests.
Consideration of Prior Stockholder Votes Regarding Executive Compensation
At the annual meeting of stockholders held on May 9, 2019, we held an advisory vote on executive compensation. Approximately 97.5% of the votes cast at that meeting for this question approved the compensation of our named executive officers. The compensation committee considered the results of this vote when determining the Company’s 2020 compensation policies.

EXECUTIVE COMPENSATION
The following table sets forth all compensation awarded to, earned by or paid to our principal executive officer and our two other most highly-paid executive officers (based on total compensation for 2019) during the years ended December 31, 2018, and 2019. At the 2018 Annual Meeting, our stockholders approved the 2018 Stock Incentive Plan. Approval of the 2018 Stock Incentive Plan allowed us to once again compensate employees, officers, consultants and non-employee directors through various stock-based arrangements, in addition to cash payments.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6) ($)	Total ($)
Robert J. Souza(1) Former director and Former Chief Executive Officer	2019	350,002	—	206,981	20,996	577,979
	2018	350,002	108,967	54,477	18,208	531,654
Richard A. Clark(2) Director, President and Chief Executive Officer	2019	274,997	—	128,391	1,537	404,925
	2018	47,596	—	26,106	52	73,754
Curtis L. Garner, Jr.(3) Chief Financial Officer and Secretary	2019	253,180	—	106,344	13,894	373,418
	2018	251,594	56,033	28,017	16,936	352,580

(1)
Mr. Souza did not receive any compensation for his services as a director. Mr. Souza retired as Chief Executive Officer and resigned as a director effective December 31, 2019.

(2)
Mr. Clark joined the Company on October 15, 2018 as Chief Operating Officer. He was elected to the additional office of President on May 1, 2019. He became Chief Executive Officer and was appointed as a director on January 1, 2020. He will not receive any compensation for his services as a director.

(3)
Mr. Garner did not receive any compensation for his services as a director in 2018 or through the annual meeting of shareholders in 2019, as which time he ceased being a director.

(4)
Represents the aggregate grant date fair value of restricted stock units that were granted under the 2018 Stock Incentive Plan in 2018, which vest equally in 2020 and 2021. For a discussion of the assumptions made in the valuation of the restricted stock units, see Note 14, Stock Plans and Stock Associated with Acquisition, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. If the highest level of performance conditions had been achieved in 2018, the value of the restricted stock units granted to Messrs. Souza, and Garner on the date of grant would have been $165,086 and $84,904 for 2018, respectively. No restricted stock units were issued in 2019.

(5)
Reflects cash bonus earned for performance in 2018 and 2019 which was paid in 2019 and 2020.

(6)
Reflects the value of our matching contribution to our 401(k) plan and the value of the individual’s personal use of a Company-provided vehicle.

Restricted Stock Unit Grants
No restricted stock unit grants were made under the 2018 Stock Incentive Plan in 2019. On May 11, 2018, restricted stock unit grants were made under the 2018 Stock Incentive Plan to each of the named executive officers, as well as certain other executive officers and members of our management. The specific number of shares to be issued upon the vesting of such restricted stock units depended upon our achievement of certain performance metrics with respect to the year ended December 31, 2018. Specifically, 25% of the shares that were eligible to vest depended upon the achievement of certain pre-consolidation revenue levels, 25% of the shares that were eligible to vest depended upon the achievement of certain net debt levels and 50% of the shares that were eligible to vest depended upon the achievement of certain consolidated EBITDA levels. With respect to the pre-consolidation revenue performance metric, no shares would vest if pre-consolidation revenue for the year ended December 31, 2018, was less than $66.4 million, the target amount of shares would vest if pre-consolidation revenue for the year ended December 31, 2018, was $70.7 million and the maximum number of shares would vest if pre-consolidation revenue for the year ended December 31, 2018, was $74.9 million or more. With respect to the net debt performance metric, no shares would vest if net debt as of December 31,

2018, was more than $71.8 million, the target amount of shares would vest if net debt as of December 31, 2018, was $69.9 million and the maximum number of shares would vest if net debt as of December 31, 2018, was no more than $68.1 million. With respect to the consolidated EBITDA performance metric, no shares would vest if consolidated EBITDA for the year ended December 31, 2018, was less than $26.6 million, the target amount of shares would vest if consolidated EBITDA for the year ended December 31, 2018, was $28.3 million and the maximum number of shares would vest if consolidated EBITDA for the year ended December 31, 2018, was $30.1 million or more. Based on the Company’s performance for the year ended December 31, 2018, with respect to the pre-consolidation revenue metric, 80% of the target amount of shares will vest, with respect to the net debt performance metric, 100% of the target amount of shares will vest and, with respect to the consolidated EBITDA performance metric, 75% of the target amount of shares will vest, meaning that 82.5% of the total target amount of shares eligible for vesting under the restricted stock units will vest. The shares to be issued upon the vesting of the restricted stock units vest in two equal installments on March 13, 2020, and March 12, 2021.
Outstanding Equity Awards at December 31, 2019
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Robert J. Souza	8,193(1)	82,012
Richard A. Clark	—	—
Curtis L. Garner, Jr	4,213(1)	42,130

(1)
Represents restricted stock units that were granted under the 2018 Stock Incentive Plan in 2018. The restricted stock units vest on March 13, 2020, and March 16, 2021.

(2)
The price of OTEL on the Nasdaq stock market was $10.01 on December 31, 2019.

Pension Benefits
We do not have any pension plans.
Non-Qualified Deferred Compensation
We do not have any non-qualified deferred compensation.
Management Employment and Severance Agreements
Agreement with Robert J. Souza.   We entered into a third amended and restated employment agreement with Robert J. Souza on December 10, 2014, effective January 1, 2015, which will remain in effect unless terminated by the Company or Mr. Souza for any reason or by death or disability. Under this agreement, Mr. Souza received an annual base salary of  $350,000, an annual bonus, the use of a Company automobile and standard medical and other benefits in 2019. Mr. Souza retired from the Company on December 31, 2019. He will provide transition consulting services to the Company for a period of one year, for which services he will receive $350,000.
If we had terminated Mr. Souza’s employment without cause, or due to death or disability, he would have been entitled to receive severance benefits consisting of a lump sum payment equal to 1.5 times his annual base salary, a lump sum payment equal to 24 times the monthly premium cost for Mr. Souza and his family to continue to participate in the Company’s welfare and benefit plans and a lump sum payment equal to the pro rata portion of the annual bonus he would have received, based on the applicable annual performance targets, if he had been employed by the Company through the end of the full fiscal year in which the termination occurred. Mr. Souza’s employment agreement provides that he will be restricted from engaging in competitive activities for 18 months after the termination of his employment.

The term “without cause” is defined in Mr. Souza’s agreement as a termination for any reason other than (1) conviction of a felony, stolen funds or other fraudulent conduct; (2) willful misconduct or gross negligence materially injurious to the Company; (3) failure or refusal to comply with directions of the Board; (4) a breach of the terms of his employment agreement; (5) death; or (6) disability. Termination as a result of a change of control of the Company would be considered “without cause.” The term “death or disability” means the death of Mr. Souza or Mr. Souza’s inability to perform his duties and obligations for any 90 days during a period of 180 consecutive days due to mental or physical incapacity.
Agreement with Richard A. Clark.   We entered into a first amended and restated employment agreement with Richard A. Clark on December 19, 2019, effective January 1, 2020, which will remain in effect unless terminated by the Company or Mr. Clark for any reason or by death or disability. Under this agreement, Mr. Clark will receive an annual base salary of  $350,000, options to purchase 50,000 shares, the use of a Company automobile and standard medical and other benefits in 2020. In addition, Mr. Clark is eligible for a discretionary bonus of up to 60% of his salary.
If we terminate Mr. Clark’s employment without cause, or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to his annual base salary, a lump sum payment equal to the monthly premium cost for Mr. Clark and his family to continue to participate in the Company’s welfare and benefit plans for the remainder of the calendar year and a lump sum payment equal to the pro rata portion of the annual bonus he would have received, based on the applicable annual performance targets, if he had been employed by the Company through the end of the full fiscal year in which the termination occurred. Mr. Clark’s employment agreement provides that he will be restricted from engaging in competitive activities for 12 months after the termination of his employment.
The term “without cause” is defined in Mr. Clark’s agreement as a termination for any reason other than (1) failure to competently perform duties and responsibilities; (2) violation of any of the Company’s rules, policies, regulations, guidelines, directions or restrictions; (3) breach of duties or obligations that have not been cured or remedied to the Company’s satisfaction within 10 days of written notice of such breach; (4) theft, embezzlement or misappropriation of Company property; (5) breach of the terms of his employment agreement; (6) death; or (7) disability. Termination as a result of a change of control of the Company would be considered “without cause.” The term “death or disability” means the death of Mr. Clark or Mr. Clark’s inability to perform his duties and obligations for any 90 days during a period of 180 consecutive days due to mental or physical incapacity.
Agreement with Curtis L. Garner, Jr.   We entered into an amended and restated employment agreement with Curtis L. Garner, Jr. on March 11, 2009, effective January 1, 2009, which agreement was amended on March 5, 2010, effective January 1, 2010, and which will remain in effect unless terminated by the Company or Mr. Garner for any reason or by death or disability. Under this agreement, as amended, Mr. Garner received an annual base salary which is currently set at $250,000, an annual bonus, the use of a Company automobile and standard medical and other benefits in 2019.
If we terminate Mr. Garner’s employment without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to his annual base salary and a lump sum payment equal to the pro rata portion of the annual bonus he would have received, based on the applicable annual performance targets, if he had been employed by the Company through the end of the full fiscal year in which the termination occurred. Mr. Garner’s employment agreement provides that he will be restricted from engaging in competitive activities for six months after the termination of his employment.
The term “without cause” is defined in Mr. Garner’s agreement as a termination for any reason other than (1) conviction of a felony, stolen funds or other fraudulent conduct; (2) willful misconduct or gross negligence materially injurious to the Company; (3) failure or refusal to comply with directions of the Board; or (4) a breach of the terms of his employment agreement. Termination as a result of a change of control of the Company would be considered “without cause.” The term “death or disability” means the death of Mr. Garner or Mr. Garner’s inability to perform his duties and obligations for any 90 days during a period of 180 consecutive days due to mental or physical incapacity.
Estimated Potential Termination Payments.   The table below provides estimates of the value of payments and benefits that would become payable if the named executive officers were terminated in the manner described below, in each case based on the assumptions described in the table’s footnotes.

Potential Termination Payments
		Type of Termination of Employment(1)
Name (Position)	Type of Termination Payment	Involuntary Termination Without Cause(2)	Death or Disability	Termination Upon a Change of Control
Robert J. Souza(3) (Director, Chief Executive Officer)	Annual Bonus	$175,725	$175,725	$175,725
	Cash Severance	525,000	525,000	525,000
	Premium Cost for Welfare and Benefit Plans	16,207	16,207	16,207
		$716,932	$716,932	$716,932
Richard A. Clark(3) (President, Chief Operating Officer)	Annual Bonus	$210,000	$210,000	$210,000
	Cash Severance	350,000	350,000	350,000
	Premium Cost for Welfare and Benefit Plans	4,164	4,164	4,164
		$564,164	$564,164	$564,164
Curtis L. Garner, Jr. (Chief Financial Officer and Secretary)	Annual Bonus	$90,303	$90,303	$90,303
	Cash Severance	250,000	250,000	250,000
		$340,303	$340,303	$340,303

(1)
All data in the table reflects estimates of the value of payments and benefits, assuming the named executive officer was terminated on December 31, 2019. Disability benefit plan payments available to all employees are not included.

(2)
The amounts listed in this column would not be payable if the named executive officer voluntarily resigns or is terminated for cause.

(3)
Mr. Souza retired as Chief Executive Officer and resigned as a director effective December 31, 2019. Mr. Clark was elected Chief Executive Officer and appointed a director effective January 1, 2020. Mr. Clark’s potential termination payments are calculated as if he was the Chief Executive Officer on December 31, 2019.

DIRECTOR COMPENSATION
The non-employee members of the Board received annual cash compensation of  $62,000, paid in four quarterly installments, as a retainer for their services and participation in quarterly Board and committee meetings in 2019. The non-executive chair of the Board received additional annual cash compensation of $23,000, paid in quarterly installments, in 2019. The chairs of the audit, compensation and nominating and corporate governance committees receive additional annual cash compensation of  $12,500, $7,500 and $5,000, respectively, paid in quarterly installments. In addition, non-employee members of the Board are paid $1,000 for each Board or committee meeting attended in person and $500 for any Board or committee meeting attended by conference call. The non-employee members of the Board are reimbursed for travel, lodging and other reasonable expenses, as incurred. Payments are made in arrears after the completion of each quarter, as reflected on Internal Revenue Service Form 1099. Non-employee members of the Board are expected to purchase at least $10,000 of shares of Otelco Class A common stock on the open market during each calendar year. There is not expected to be any changes in the structure of the cash compensation paid to non-employee members of the Board in 2020. The total compensation of the non-employee members of the Board for 2019 is shown in the following table:
Director Compensation for the Fiscal Year Ended December 31, 2019
Name	Fees Earned or Paid in Cash ($)	Total ($)
Barbara M. Dondiego-Stewart	$51,500	$51,500
Norman C. Frost	$80,500	$80,500
Howard J. Haug	$88,500	$88,500
Dayton R. Judd	$51,000	$51,000
Stephen P. McCall	$95,000	$95,000
Brian A. Ross	$73,000	$73,000
Gary L. Sugarman	$81,000	$81,000
OTHER RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
We do not have and, in general, we do not expect to enter into any related party transactions. However, if we were presented with a potential related party transaction, our Chief Executive Officer would review such transaction and would recommend that the Board approve any transaction that was expected to benefit us. Because we do not expect to enter into any related party transactions, our policies and procedures relating to the review, approval and ratification of such transactions are not in writing. It is the duty of the audit committee to review and approve all related-party transactions. The compliance officer or, where appropriate, the audit committee will handle all questions of actual, potential or apparent conflicts of interest.

PROPOSAL 1
ELECTION OF DIRECTORS
Six directors are to be elected by our stockholders at the Annual Meeting. The Board has recommended Richard A. Clark, Barbara M. Dondiego-Stewart, Howard J. Haug, Dayton R. Judd, Stephen P. McCall and Brian A. Ross (each currently serving as a director of the Company) as nominees for election. If elected at the Annual Meeting, each of the nominees would serve until the annual meeting of stockholders to be held in 2021 and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Norman C. Frost and Gary L. Sugarman (each currently serving as a director of the Company) are not standing for election. The Board will decrease from eight to six directors at the 2020 annual meeting of stockholders.
Directors are elected by a plurality of the votes cast at the Annual Meeting (meaning that the six nominees who receive the highest number of shares voted FOR their election are elected). Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
The Board believes that each nominee for director has valuable individual skills and experience that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide oversight and guidance to our Company, as indicated by their biographies. All nominees for director have background experience in the telecommunication and/or information technology industries and in leading organizations utilizing mergers and acquisitions for growth. Five of our director nominees are or have served as President, Chief Operating Officer and/or Chief Financial Officer of public companies (or material divisions thereof). Two of our director nominees have significant marketing and sales leadership experience and four of our director nominees have been directly involved in investment banking and lending transactions. The Board, under the direction of the nominating and corporate governance committee, also conducts annual peer and self-evaluations of performance and current skills as a way to analyze the benefits each director brings to the Board.
Director Nominees
The following table sets forth the names and positions of the nominees for election to the Board at the Annual Meeting, as well as their ages, as of April 6, 2020:
Name	Age	Position
Stephen P. McCall	49	Chairman
Richard A. Clark	55	President, Chief Executive Officer and Director
Barbara M. Dondiego-Stewart	44	Director
Howard J. Haug	69	Director
Dayton R. Judd	48	Director
Brian A. Ross	62	Director
Information on the Director Nominees
Set forth below is biographical information for each person nominated for election to the Board at the Annual Meeting.
Richard A. Clark was appointed as a director and elected as Chief Executive Officer of Otelco on January 1, 2020, upon the retirement of Robert J. Souza. He joined the Company on October 15, 2018 as its Chief Operating Officer and was appointed President effective May 1, 2019. Prior to joining Otelco, Mr. Clark served as Executive Vice President and Chief Financial Officer at FirstLight Fiber, a fiber-optic data provider, from December 2016 until September 2018. From October 2013 until December 2016, he served as Executive Vice President and Chief Financial Officer of Oxford Networks (“Oxford”), a telecommunications provider, until Oxford was acquired by FirstLight Fiber. Mr. Clark served as Senior Vice President and Chief Financial Officer of WAI Global, a global manufacturer and distributor of automotive aftermarket parts, from February 2011 through September 2013 and as Executive Vice President and Chief Financial Officer of Parts Depot, Inc., a distributor of auto parts, from November 2005 through February 2011. He served in executive positions from 1995 through 2005 at various companies in financial and operating positions. Mr. Clark began his career at PriceWaterhouseCoopers from 1986 through 1995.
Barbara M. Dondiego-Stewart has served as a director since 2019 and serves as the Chief Operating Officer of AVOXI Inc., a cloud communications provider. She served as President of AVOXI Inc. during 2017 and as Chief Marketing Officer from 2015 to 2016. Ms. Dondiego-Stewart served as the Chief Marketing Officer of FairPoint Communications, a communications services provider, from 2012 to 2015. She is an advisory board member for Kaiser Permanente Georgia (2016 to present) and served as a board member for The Society for Human Resource Management from 2015 to 2018. Ms. Dondiego-Stewart is a telecommunication industry veteran with 23 years of experience in marketing, product management, product development and general management, more than 10 of which are at the executive level. She brings us rural and urban, enterprise and residential, regulated and unregulated expertise in reducing customer churn and building growth programs, which makes her a valuable asset to the Board.
Howard J. Haug was appointed as a director of the Company on December 21, 2004, upon the closing of our initial public offering. Mr. Haug has served as Executive Vice President, Treasurer and Chief Investment Officer of Space Florida, an independent district and subdivision of the State of Florida that is responsible for promoting and developing Florida’s aerospace industry, since December 2011. In this role, he is responsible for the oversight of Space Florida’s assets and investments. From September 2007 to December 2011, he served as Space Florida’s Senior Vice President and Chief Financial Officer. Prior to joining Space Florida, he was Chief Financial Officer of Healthfair USA, a privately held mobile preventive health care screening company, from April 2007 to September 2007 and Senior Vice President of Administration and Chief Financial Officer of Enterprise Florida from March 2003 to April 2007. As Chief Financial Officer for each of the listed entities, he was responsible for all financial matters including reporting, financial planning, budgeting, treasury functions and operations results analysis. Before joining Enterprise Florida, he spent 13 years with AT&T’s BellSouth unit. Prior to his career with BellSouth, he worked with PricewaterhouseCoopers and Ernst & Young and is a certified public accountant. His roles at Space Florida, Enterprise Florida, BellSouth and at PricewaterhouseCoopers included management responsibility of merger and acquisition activities, public placement of stock and debt and regulatory reporting. He serves as one of our audit committee financial experts. Mr. Haug’s experience with AT&T brings important telecommunication knowledge to the Company. His credentials as a certified public accountant and work as a chief financial officer of various entities makes him a valuable asset to the Board, the audit committee (which he chairs) and the nominating and corporate governance committee.
Dayton R. Judd has served as a director since 2019 and is the managing partner of SCM, a hedge fund manager, which he founded in 2012. He is also Chairman of the Board and Chief Executive Officer of FitLife Brands, a national provider of nutritional supplements. Mr. Judd worked from 2007 through 2011 as a portfolio manager at Q Investments, a multi-billion dollar hedge fund in Fort Worth, Texas. Prior to Q Investments, he worked with McKinsey & Company from 1996 through 1998 and from 2000 through 2007. Mr. Judd has more than 20 years of operational, management and corporate finance experience across multiple industries, including service on public and private company boards of directors. His credentials as a certified public accountant and his finance and consulting experience makes him a valuable asset to the Board.
Stephen P. McCall was appointed Chairman of the Board on June 18, 2013. Mr. McCall has served as a director of the Company and its predecessor Rural LEC Acquisition LLC since January 1999 and served as Chairman of the Board of Rural LEC Acquisition LLC until the closing of our initial public offering on December 21, 2004. He has more than 15 years of private equity investing experience focused on growth capital and buyout investments in the telecommunications sector. He founded and is currently Managing Member of Blackpoint Equity Partners, a private investment firm. Prior to founding Blackpoint, he was a General Partner at Seaport Capital, a private equity investment firm, where he was employed from 1997 through 2007. Previously, Mr. McCall worked at Patricof  & Co. Ventures, a private equity investment firm, and Montgomery Securities in the Corporate Finance Department. Mr. McCall is a director of several private companies. In addition, from November 2009 to May 2011, Mr. McCall was a director of Ambassadors

International, Inc. and from July 2010 to February 2016, he was a director of Trump Entertainment Resorts, Inc. Mr. McCall’s experience in private equity investing and portfolio management, which is focused on the telecommunication industry, provides relevant insight into analyzing potential acquisitions, raising equity, debt financing and advising on Company strategy, making him a valuable asset to the Board and to the compensation committee.
Brian A. Ross has served as a director of the Company since May 24, 2013. Mr. Ross is the Principal of Mid-Market Growth Partners, LLC, which is a consulting practice to help companies more tightly link their strategy to execution. Between 2012 and 2013, Mr. Ross was an independent consultant. Until 2012, Mr. Ross served as President and Chief Executive Officer of KnowledgeWorks, an educational non-profit that provides innovative teaching pedagogies. Prior to joining KnowledgeWorks, Mr. Ross served both as Chief Operating Officer and Chief Financial Officer during a 13-year tenure at Cincinnati Bell. He serves on the Board of Directors for Alaska Communications, where he is the chairperson of the audit committee and a member and former chairperson of the compensation committee. Since 2017, he has also served as an advisor to the Center for Business Transition at RSM, LLP. In addition, he served as a director of Healthwarehouse.com from 2016 to 2017 and as a director of Journal Media Group (formerly JMG) from 2015 to 2016. He serves as one of our audit committee financial experts. Mr. Ross’ experience as a senior officer with Cincinnati Bell and his other experience in the telecommunication industry, gives him important telecommunication knowledge, making him a valuable asset to the Board, the audit committee and the compensation committee.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.
Independence of Directors
Ms. Dondiego-Stewart and Messrs. Haug, Judd, McCall and Ross have no involvement with any company or individual that is a supplier, consultant or customer of the Company, do not serve in any additional paid advisory capacity with the Company and are independent under the Exchange Act rules and the Nasdaq Stock Market’s listing rules. There are no family relationships among any of our directors, any of our nominees for director and/or any of our executive officers.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Relationship with Our Independent Registered Public Accounting Firm
The audit committee is directly responsible for the appointment, compensation, retention and oversight of our Independent Registered Public Accounting Firm, including, without limitation, the audit fee negotiations associated with the retention of our Independent Registered Public Accounting Firm. The audit committee has appointed BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020, subject to ratification of this appointment by our stockholders. BDO USA, LLP provided audit services for both the three year period 2001 through 2003 and the interim periods of 2004 included in our initial public offering and audit services in 2004 through 2019 as a public company. BDO USA, LLP is knowledgeable about the Company and its financial statements. A representative of BDO USA, LLP is expected to be present, by phone, at the Annual Meeting, and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
	2018	2019
Audit Fees	$392,729	$396,726
Audit-Related Fees	—	—
Tax Fees	6,420	6,420
All Other Fees	—	—
Total Fees	$399,149	$403,146
Audit Fees
Audit fees for 2018 and 2019 include work related to the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K and reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit fees for 2018 also include fees related to the review of our plans for implementing Accounting Standards Codification 842, Leases.
Audit-Related Fees
There were no audit-related fees in 2018 or 2019.
Tax Fees
Tax fees for 2018 and 2019 were associated with the review and filing of federal and state income taxes, which were prepared by another firm.
All Other Fees
No other fees were billed in 2018 or 2019.
The audit committee approved engagement letters for 100% of the services in advance of those services being provided. When approving the retention of our Independent Registered Public Accounting Firm for non-audit services, the audit committee considers whether the retention of our Independent Registered Public Accounting Firm to provide those services is compatible with maintaining the independence of such Independent Registered Public Accounting Firm from the Company.
Pre-Approval Policies and Procedures
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by BDO USA, LLP and the firm providing tax services for the Company. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other support services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of BDO USA, LLP or on an individual case-by-case basis before BDO USA, LLP is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
Lead Engagement Partner Selection
In conjunction with the mandated rotation of our Independent Registered Public Accounting Firm’s lead engagement partner every five years, the audit committee is directly involved in the selection of our Independent Registered Public Accounting Firm’s lead engagement partner.
Independent Registered Public Accounting Firm Appointment
The audit committee annually considers whether there should be a change in our Independent Registered Public Accounting Firm. Accordingly, prior to the audit committee’s appointment of BDO USA, LLP as our Independent Public Accounting Firm for the fiscal year ending December 31, 2020, the audit committee considered many factors, including, without limitation:
•
BDO USA, LLP’s capability and expertise in addressing and advising on our operations;

•
BDO USA, LLP’s independence and tenure as our Independent Registered Public Accounting Firm;

•
BDO USA, LLP’s previous performance on engagements for us;

•
the extent, quality, candidness and effectiveness of BDO USA, LLP’s communications with the audit committee;

•
BDO USA LLP’s responsiveness to audit committee requests;

•
known litigation and regulatory proceedings involving BDO USA, LLP;

•
PCAOB reports;

•
the appropriateness of BDO USA, LLP’s fees for audit and non-audit services;

•
BDO USA, LLP’s reputation for integrity and competence in the fields of accounting and auditing; and

•
the potential impact that changing Independent Registered Accounting Firms would have on the Company.

After considering, among other things, the factors set forth above, the members of the audit committee and the Board believe that the continued retention of BDO USA, LLP as our Independent Registered Public Accounting Firm is in the best interests of Otelco and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3
ADVISORY APPROVAL OF THE COMPENSATION OF OTELCO’S NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation” and as described in the section of this proxy statement titled “Executive Compensation Overview.” Otelco is committed to executive compensation that retains effective leadership of the Company and is appropriate when compared to other industry information. Stockholders should carefully read the section of this proxy statement titled “Executive Compensation Overview,” which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
The vote is advisory and non-binding and will be considered by the compensation committee in determining future compensation of the Company’s named executive officers.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOLLOWING RESOLUTION RELATED TO THE ADVISORY APPROVAL OF THE COMPENSATION OF OTELCO’S NAMED EXECUTIVE OFFICERS:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the executive compensation tables and the related narrative discussion.”
Our current policy is to hold an advisory vote to approve the compensation of our named executive officers annually. Under this policy, the next advisory vote will occur at the annual meeting of stockholders to be held in 2021.

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THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.
1.	Election of Directors:	FOR	WITHHELD		FOR	WITHHELD
	01 Richard A. Clark	☐	☐	04 Barbara M. Dondiego-Stewart	☐	☐
	02 Howard J. Haug	☐	☐	05 Dayton R. Judd	☐	☐
	03 Stephen P. McCall	☐	☐	06 Brian A. Ross	☐	☐
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.
2.	Ratification of the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020:	☐ For	☐ Against	☐ Abstain
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OTELCO’S NAMED EXECUTIVE OFFICERS.
3.	Approval, on an advisory basis, of the compensation of Otelco’s named executive officers:	☐ For	☐ Against	☐ Abstain
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.
Date

Signature(s) in Box
Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

OTELCO INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 14, 2020
11:00 a.m. local time
The Press Hotel
Composing Room
119 Exchange Street
Portland, Maine 04101
OTELCO INC. 505 Third Avenue East Oneonta, Alabama 35121	proxy

ANNUAL MEETING OF STOCKHOLDERS – MAY 14, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OTELCO INC.
The undersigned stockholder of Otelco Inc. (the “Company”) hereby appoints Richard A. Clark and Curtis L. Garner, Jr., and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote, as designated below, all of the Class A common stock of the Company held of record by the undersigned on March 16, 2020, at the Annual Meeting of Stockholders to be held in the Composing Room at The Press Hotel, 119 Exchange Street, Portland, Maine 04101, at 11:00 a.m. local time on May 14, 2020, or any adjournments or postponements thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement dated April 6, 2020, subject to any directions noted on the reverse side of this proxy card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxy holders will vote for election of a substitute nominee proposed by management.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted: FOR the election of all nominees for director; FOR Proposal 2; and FOR Proposal 3. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this proxy card.
See reverse for voting instructions.